EXHIBIT 10.35

                              CONSULTING AGREEMENT
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              AGREEMENT made as of this 29th day of October, 1997 between
NATIONAL TOBACCO COMPANY, L.P., a Delaware limited partnership with offices at 257 Park Avenue South, New York, New York 10010, (the "COMPANY"), and MAURICE LANGSTON, who resides at 11592 Highway 107, Winfield, Alabama 35594 (the "CONSULTANT").

                                W I T N E S E T H
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              WHEREAS, the Company, its parent, North Atlantic Trading Company,
Inc. ("NATC"), and the Consultant are parties to that certain Agreement dated as of October 29, 1997 (the "Agreement") pursuant to which the Consultant has agreed to resign as Executive Vice President - Sales of the Company and become Vice Chairman of the Board of NATC, and remain a full time employee of the Company until February 28, 1998, (the "Termination Date"); and


              WHEREAS, the Company desires to retain the Consultant to perform consulting services for the Company after the Termination Date, and the Consultant desires to render such services to the Company after the Termination Date, in each case upon the terms and subject to the conditions hereinafter set forth;


              NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


              1. Retention as Consultant. The Company agrees to retain the
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Consultant to perform consulting services after the Termination Date, and the
Consultant agrees to render such services to the Company after the Termination Date, upon the terms and subject to the conditions hereinafter set forth. The retention of the Consultant by the Company hereunder shall be effective and shall commence immediately following the Termination Date until the first anniversary of the Termination Date (the "INITIAL TERM"), and, thereafter, for successive periods of 12 months each (each such successive period of 12 months

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being referred to as an "Additional Term") unless either party notifies the other party in writing at least 60 days prior to the expiration of the Initial Term or any Additional Term of its or his election not to renew the Consulting Term, in which event the retention of the Consultant by the Company hereunder shall terminate as of the conclusion of the Initial Term or such Additional Term, as the case may be. For purposes hereof, the period of the Consultant's retention hereunder shall be referred to as the "Consulting Term."


              2. Duties and Extent of Services. The Consultant agrees that,
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during the Consulting Term, he shall act as a consultant to the Company under the direction of the Chief Executive Officer or his designee. The Consultant shall maintain his contacts with the smokeless tobacco industry and shall attend related industry functions approved by the Company in advance. In addition, the Consultant shall have such other or more specific responsibilities with respect to the business of the Company or any of its affiliates as may be determined and assigned to the Consultant from time to time by or upon the authority of the Chief Executive Officer of Company. The Consultant shall serve the Company faithfully and to the best of his ability in such capacities, devoting such portion of his business time, attention, knowledge, energy and skills to such service as shall be reasonable to perform his duties hereunder. The Consultant shall travel as reasonably required in connection with the performance of his duties hereunder and shall serve during any part of the Consulting Term as a director of the Company or any other affiliate of the Company without any compensation therefor other than as specified in this Agreement.

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              3. Compensation and Benefits. The Company agrees to pay the
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Consultant, as compensation for consulting services to be rendered by the
Consultant under and pursuant to this Agreement, a consulting fee consisting of the following:


              (a) A base fee, payable in accordance with the Company's standard payroll practices for senior executive employees, at an annual rate of $50,000 during the Consulting Term (THE "CONSULTING FEE").


              (b) Prompt reimbursement for all reasonable business-related expenses incurred by the Consultant in accordance with the policies and procedures of the Company.


              (c) The use of a company car in accordance with the policies and procedures of the Company.

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              4.  Confidentiality; Non-Competition.
                  --------------------------------

              (a) The Consultant agrees that during the Consulting Term and for a period of one year commencing upon the termination of the Consulting Term, the Consultant will not, directly or indirectly, without the prior written consent of the Company:


                     (i) disclose (unless required by law or court order or
              other judicial or administrative process) or use any confidential or secret information relating to Company or any of its subsidiaries; or


                  (ii) engage in (other than through the ownership of five
              percent (5%) or less or any class of securities registered under the Securities Exchange Act of 1934, as amended), the marketing and distribution of smokeless tobacco products in the United States.

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              (b) The Consultant consents and agrees that if he violates any of the provisions of Section 4(a), the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Consultant from committing or continuing any such violation of this Agreement, and the Consultant shall not object to any such application. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies including, without limitation, recovery of damages.


              5. Notices. All notices, requests, demands and other
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communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other


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party hereto at its address as set forth at the beginning of this Agreement, in either case with a copy to counsel at the following address: (a) with respect to the Company, National Tobacco Company, L.P., 257 Park Avenue South, New York, NY 10026 and (b) with respect to the Consultant, Attention: Maurice Langston at the address set forth in the recital, with a copy to Jerrietta R. Hollinger, Esq., Ganz Hollinger & Towe, 1394 Third Avenue, New York, New York 10021. Any party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other parties hereto.


              6. Assignability, Binding Effect and Survival. This Agreement
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shall inure to the benefit of and shall be binding upon the Company, the
Consultant and their respective heirs, successors and assigns. Notwithstanding the foregoing, the obligations of the Consultant may not be delegated and the Consultant may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect; provided, however, the Company shall be permitted to assign or transfer this


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Agreement to Company or any of its subsidiaries so long as the duties and responsibilities of the Consultant remain substantially similar to those contained in this Agreement. The provisions of Sections 4 and 5 shall survive the termination of the Consultant's consulting services pursuant to this Agreement and, to the extent appropriate to the intention of the parties and the subject matter of this Agreement, other rights and obligations of the parties may survive the termination of this Agreement.


              7. Complete Understanding; Amendment. This Agreement constitutes
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the complete understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements made by and between such parties. This Agreement shall not be altered, modified, amended or terminated except by written


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instrument signed by each of the parties hereto. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived.


              8. Governing Law. This Agreement shall be governed by and
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construed in accordance with the laws of the State of New York.


              9.  Section Headings.  The Section headings contained in this
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Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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              10. Severability. If any provision of this Agreement or the
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application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and enforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced for the maximum period and to the fullest extent permitted by law.


              11. Counterparts. This Agreement may be executed in one or more
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counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument.


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              IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.



                     NATIONAL TOBACCO COMPANY, L.P.

                     By:    National Tobacco Finance Corporation
,                           its general partner



                     By:    /s/ Thomas F. Helms, Jr.
                            --------------------------------------

                     Name:  Thomas F. Helms, Jr.

                     Title: President and Chief Executive Officer




                     /s/ Maurice Langston
                     ---------------------------------
                     MAURICE LANGSTON




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